Exhibit 4.1

LILIUM N.V.

Class A Ordinary Shares

(nominal value €0.01 per share)

At Market Issuance Sales Agreement

July 26, 2024

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Ladies and Gentlemen:

Lilium N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”), confirms its agreement (this “Agreement”) with B. Riley Securities, Inc. (“B. Riley”) as follows:

1.            Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to B. Riley, as sales agent or principal, shares (in its capacity as sales agent, the “Agency Placement Shares” and in its capacity as principal, the “Principal Placement Shares” and together with the Agency Placement Shares, the “Placement Shares”) of the Company’s Class A ordinary shares, nominal value €0.01 per share (the “Ordinary Shares”); provided however, that in no event shall the Company issue or sell through B. Riley such number of Placement Shares that exceeds (a) the number of shares or dollar amount of Ordinary Shares registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made or (b) the number of shares or dollar amount registered on the Prospectus Supplement (as defined below) (the lesser of (a) or (b) the “Maximum Amount”) and provided further, however, that in no event shall the aggregate number of Placement Shares sold pursuant to this Agreement exceed the number of authorized but unissued Ordinary Shares at any time. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or dollar amount of Placement Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that B. Riley shall have no obligation in connection with such compliance. The issuance and sale of Placement Shares through or to B. Riley will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares or shall prohibit the Company from issuing Ordinary Shares in any other public or private offering of any kind.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form F-3 (No. 333-267719), including a base prospectus (the “Base Prospectus”), relating to certain securities, including the Placement Shares to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”). The Company will prepare one or more prospectus supplements specifically relating to the Placement Shares (each, a “Prospectus Supplement”). The Company will furnish to B. Riley, for use by B. Riley, copies of the Base Prospectus included as part of such registration statement, as supplemented by any Prospectus Supplement, relating to the Placement Shares. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, or any subsequent registration statement on Form F-3 filed pursuant to the Securities Act by the Company to cover any Placement Shares, is herein called the “Registration Statement.” The Base Prospectus, or any base prospectus included in any other Registration Statement filed by the Company, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), included in the Registration Statement, as it may be supplemented by a Prospectus Supplement, in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”). The Company’s obligations under this Agreement to furnish, provide, deliver or make available (and all other similar references) copies of any document shall be deemed satisfied if the same is filed with or furnished to (as appliable) the Commission through EDGAR.

2.            Agency and Principal Transactions.

a.            Agency Transactions. Each time that the Company wishes to issue and sell Agency Placement Shares hereunder through B. Riley, acting as agent (each such transaction, an “Agency Transaction”), it will notify B. Riley by electronic mail (or other method mutually agreed to in writing by the parties) of the number or aggregate dollar value of Agency Placement Shares, or a percentage of the average daily trading volume of the Ordinary Shares, to be sold, the time period during which sales are requested to be made, any limitation on the number of Agency Placement Shares that may be sold in any one Trading Day and any minimum price below which sales may not be made (an “Agency Placement Notice”), the form of which is attached hereto as Schedule 1. The Agency Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from B. Riley set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Agency Placement Notice shall be effective immediately upon receipt by B. Riley unless and until (i) B. Riley declines in writing to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Agency Placement Shares thereunder has been sold, (iii) the Company suspends or terminates the Agency Placement Notice, which suspension and termination rights may be exercised by the Company at any time in its sole discretion, or (iv) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to B. Riley in connection with the sale of the Agency Placement Shares shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor B. Riley will have any obligation whatsoever with respect to any Agency Placement Shares unless and until the Company delivers an Agency Placement Notice to B. Riley and B. Riley does not decline such Agency Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of an Agency Placement Notice, the terms of the Agency Placement Notice will control.

b.            Principal Transactions. Each time that the Company wishes to issue and sell Principal Placement Shares hereunder directly to B. Riley, acting as principal (each such transaction, a “Principal Transaction”), the Company will issue a commitment notice (a “Commitment Advance Notice”) to B. Riley in substantially the form set forth in Schedule 2(b) hereto (with such changes thereto as may be agreed upon by the Company and B. Riley), setting forth the terms of such Principal Transaction in accordance with Section 3(b) hereof. Subject to the terms and conditions set forth herein and in the applicable Commitment Advance Notice, upon the delivery to B. Riley of a valid Commitment Advance Notice in accordance with Section 3(b) hereof, the Company agrees to issue and sell to B. Riley, and B. Riley agrees to purchase, a number of Principal Placement Shares equal to such dollar amount requested not to exceed $500,000 per day, $2,500,000 per week, $10 million per month or $30 million per quarter. In the event of a conflict between the terms of this Agreement and the terms of a Commitment Advance Notice, the terms of such Commitment Advance Notice shall control.

3.             Sale of Placement Shares by B. Riley.

a.            Sales of Agency Placement Shares.

i.	Subject to the terms and conditions of this Agreement, for the period specified in an Agency Placement Notice, with respect to an Agency Transaction, B. Riley will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Stock Market LLC (the “Exchange”), to sell the Agency Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Agency Placement Notice. B. Riley will provide written confirmation to the Company no later than 6:00 p.m. New York City time on the Trading Day on which it has made sales of Agency Placement Shares hereunder setting forth (u) the number of Agency Placement Shares sold on such day, (v) the number of Ordinary Shares traded on such day, (w) the applicable market price per share (i.e., exclusive of commissions), (x) the compensation payable by the Company to B. Riley pursuant to Section 2 with respect to such sales, and (z) the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by B. Riley (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the applicable Agency Placement Notice, B. Riley may sell Agency Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. “Trading Day” means any day on which shares of Ordinary Shares are purchased and sold on the Exchange.

ii.	On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, unless B. Riley declines to accept the terms of an Agency Placement Notice, and unless the sale of the Agency Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, B. Riley, for the period specified in the Agency Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Agency Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Agency Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that B. Riley will be successful in selling Agency Placement Shares, and (ii) B. Riley will incur no liability or obligation to the Company or any other person or entity if it does not sell Agency Placement Shares for any reason other than a failure by B. Riley to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Agency Placement Shares as required under this Agreement.

b.            Sales of Principal Placement Sales.

i.	The terms set forth in a valid Commitment Advance Notice shall be binding upon delivery to B. Riley of a Commitment Advance Notice in accordance with this Section 3(b). In the event of a conflict between the terms of this Agreement and the terms of a Commitment Advance Notice, the terms of such Commitment Advance Notice shall control.

ii.	Each sale of Principal Placement Shares to B. Riley in a Principal Transaction shall be made in accordance with the terms of this Agreement and the applicable Commitment Advance Notice, which shall provide for the sale of such Principal Placement Shares to, and the purchase thereof by, B. Riley. The commitment of B. Riley to purchase the Principal Placement Shares pursuant to any Commitment Advance Notice shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Commitment Advance Notice. Any such Commitment Advance Notice shall specify the dollar amount of the Principal Placement Shares to be purchased by B. Riley pursuant thereto, the timing and method of such sale, the Commitment Advance Purchase Price, and the time, date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such Principal Placement Shares, in each case as contemplated by Schedule 2(b) hereto.

c.            Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information: (i) the Company shall not offer, sell or deliver, or request the offer or sale, of any Placement Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction); (ii) by notice to B. Riley given by telephone (confirmed promptly by email to one of the individuals of B. Riley set forth on Schedule 3), the Company shall cancel any instructions for the offer or sale of any Placement Shares, and (iii) B. Riley shall not be obligated to offer or sell any Placement Shares.

4.            Suspension of Sales.

a.            The Company or B. Riley may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Agency Placement Shares (a “Suspension”) pursuant to an Agency Transaction; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Agency Placement Shares sold hereunder prior to the receipt of such notice or their respective obligations under any Commitment Advance Notice with respect to the sales of Principal Placement Shares. While a Suspension is in effect, any obligation under Sections 7(1), 7(m), and 7(n) of this Agreement with respect to the delivery of certificates, opinions, or comfort letters to B. Riley, shall be waived; however, such deliverables shall not be waived in the event that a Commitment Advance Notice in connection with sales of Principal Placement Shares is issued and outstanding at that time. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

b.            Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement, which registers the applicable Placement Shares, is no longer effective under the Securities Act, the Company shall not request the sale of such Placement Shares, and B. Riley shall not be obligated to sell or offer to sell such Placement Shares

5.            Settlement.

a.            Settlement of Agency Placement Shares. Unless otherwise specified in the applicable Agency Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day(or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, an “Agency Settlement Date”, and any Agency Settlement Date and Principal Settlement Date shall be referred to as a “Settlement Date”). B. Riley shall notify the Company of each sale of Agency Placement Shares no later than 6:00 p.m. New York City time on the Trading Day that B. Riley sold Agency Placement Shares. The amount of proceeds to be delivered to the Company on an Agency Settlement Date against receipt of the Agency Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by B. Riley for such Agency Placement Shares, after deduction for (i) B. Riley’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2(a) and Schedule 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

b.            Delivery of Agency Placement Shares. On or before each Agency Settlement Date, the Company will issue the Agency Placement Shares being sold on such date to its transfer agent pursuant to an issue instrument and will cause its transfer agent to electronically transfer such Agency Placement Shares by crediting B. Riley’s or its designee’s account (provided B. Riley shall have given the Company written notice of such designee and such designee’s account information at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Agency Settlement Date, B. Riley will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Agency Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Agency Placement Shares on an Agency Settlement Date through no fault of B. Riley, then in addition to and in no way limiting the rights and obligations set forth in Section ll(a) hereto, it will (i) hold B. Riley harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to B. Riley (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

c.            Settlement of Principal Placement Shares. Settlement of the Principal Placement Shares shall be subject to the terms set forth in the Commitment Advance Notice.

d.            Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate gross proceeds or number (as applicable) of such Placement Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the number of Ordinary Shares that remain available for issuance under the authorized share capital of the Company (maatschappelijk kapitaal) (less Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized share capital) and (D) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized officer of the Company in accordance with the Company’s articles of association and applicable Dutch law, and notified to B. Riley in writing. Under no circumstances shall the Company cause or request the offer or sale of any Principal Placement Shares pursuant to this Agreement in an aggregate amount that would result in net proceeds (gross proceeds minus any discount or commission payable to B. Riley pursuant to Schedule 2 hereto) exceeding $500,000 per day, $2,500,000 per week, $10 million per month or $30 million per quarter. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or duly authorized officers of the Company, and notified to B. Riley in writing; provided that the price of sale shall not be less than $0.35 per share.

6.            Representations and Warranties of the Company. Except as disclosed in the Registration Statement or Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with B. Riley that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different date or time:

a.            Registration Statement and Prospectus. The transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form F-3 under the Securities Act. The Registration Statement shall be filed with the Commission and prior to the delivery of any Placement Notice with respect to Placement Shares registered on such Registration Statement, shall have been declared effective under the Securities Act. Any Prospectus Supplement will name B. Riley as the sales agent in the section entitled “Plan of Distribution.” The Company shall not have received any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement and the offer and sale of Placement Shares as contemplated hereby will meet the requirements of Rule 415 under the Securities Act and will comply in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement shall have been so described or filed, as applicable. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement shall have been delivered, or are available through EDGAR, to B. Riley and its counsel (provided that such documents will be deemed to have been made available by the Company if such documents are available on EDGAR). The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which B. Riley has consented, which consent will not be unreasonably withheld or delayed, or that is required by applicable law or the listing maintenance requirements of the Exchange. The Ordinary Shares are currently quoted on the Exchange under the trading symbol “LILM.” The Company has, in the 12 months preceding the date hereof, received notice from the Exchange to the effect that the Company is not in compliance with the minimum bid price requirements of the Exchange. To the Company’s knowledge, it is in compliance with all other listing and maintenance requirements.

b.            No Misstatement or Omission. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time (defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents did not and will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to, and the Company neither makes nor shall make any representation or warranty in respect of, statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by B. Riley specifically for use in the preparation thereof.

c.            Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

d.            Financial Information. The consolidated financial statements of the Company filed with the Commission as a part of the Registration Statement and the Prospectus, together with the related notes and schedules thereto, comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act in effect as of the time of filing and present fairly in all material respects the financial condition of the Company, together with its consolidated subsidiaries, as of the dates shown and its results of operations, cash flows and changes in shareholders’ equity for the periods shown (subject, in the case of unaudited statements, to normal year-end adjustments), and such consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (the “IFRS”), as issued by the International Accounting Standards Board and the related interpretations issued by the IFRS Interpretations Committee and applied on a consistent basis throughout the periods covered thereby except for any normal adjustments in the Company’s financial statements (including such adjustments to accounting standards and practices as are noted therein and, in the case of unaudited interim financial statements, to the extent that they may include footnotes or may be condensed or summary statements). The other financial and statistical data with respect to the Company and the subsidiaries contained or incorporated by reference in the Registration Statement and the Prospectus are accurately and fairly presented in all material respects and prepared on a basis materially consistent with the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required. All disclosures contained or incorporated by reference in the Registration Statement or the Prospectus, if any, regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent, not described in the Registration Statement and the Prospectus which are required to be described in the Registration Statement and the Prospectus.

e.            Statistical Information. All statistical, demographic and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects or represent the Company’s good faith estimates that are made on the basis thereof. To the extent required, the Company has obtained the written consent for the use of such data from such sources.

f.             Conformity with EDGAR Filing. The Prospectus delivered to B. Riley for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

g.            Organization. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing as a public limited liability company (naamloze vennootschap),with the requisite power and authority to (i) own and use its properties and assets and to carry on its business as described in the Registration Statement and Prospectus and (ii) enter into and perform its obligations under this Agreement. The Company is not in violation or Default (as defined below) of any of the provisions of its Articles of Association, filed with the Commercial Register of the Netherlands Chamber of Commerce or similar organizational documents of the Company’s subsidiaries (the “Organizational Documents”). The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to have a material adverse effect on its business (a “Material Adverse Effect”) and no Action (as defined below) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

h.            Subsidiaries. Each of the Company’s subsidiaries (each, a “Subsidiary”) has been duly incorporated or organized, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as currently conducted. Each of the Company’s Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing could not have or reasonably be expected to have a Material Adverse Effect. All of the issued and outstanding capital stock or other equity or ownership interests of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim, except to the extent that the existence of any such security interest, mortgage, pledge, lien, encumbrance or adverse claim would not have a Material Adverse Effect. The only Subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 8.1 to the Company’s most recent Annual Report on Form 20-F filed with the Commission and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

i.             No Violation or Default. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective Organizational Documents and neither the Company nor any Subsidiary is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of their respective properties or assets are subject, except for such Defaults as could not be expected, individually or in the aggregate, to result in a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and shall not (i) result in a violation of any provision of the Company’s Organizational Documents, (ii) result in a breach or violation of any of the terms or provisions of, or constitute a Default under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any Material Agreement (as defined below), mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including federal and state securities laws and regulations and the rules and regulations of the Exchange), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations that would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Act and any applicable state securities laws, the Company is not required under any federal, state, local or foreign law, rule or regulation to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or other governmental or regulatory authority or agency, in order for it to execute, deliver or perform any of its obligations under this Agreement to which it is a party, to issue the Placement Shares, in accordance with the terms hereof or, to the Company’s knowledge, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Registration Statement and the Prospectus other than (i) such consents, authorizations, orders, filings or registrations as have been obtained or made by the Company and are in full force and effect under, or as may be required by, the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA (as defined below), (ii) the notification of listing additional shares as required by the Principal Market or (iii) such as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

j.             No Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, since the date of the latest audited financial statements of the Company included in, or incorporated by reference into, the Registration Statement and Prospectus: (a) neither the Company nor any of its Subsidiaries have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its share capital, (c) there has not been any change in the share capital of the Company or any of its Subsidiaries (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants or the issuance of restricted share awards or restricted share units under the Company’s existing share awards plan, or any new grants thereof in the ordinary course of business), (d) there has not been any material change in the Company’s long-term or short-term debt, and (e) there has not been (1) any Material Adverse Effect or effect or development involving a prospective Material Adverse Effect in the business, operations, properties or financial condition of the Company and its Subsidiaries, taken as a whole or (2) any change or development that could reasonably be expected to result in a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.

j.            Capitalization. The authorized share capital of the Company and the shares thereof issued and outstanding were in all material respects as set forth in the Registration Statement and the Prospectus as of the dates reflected therein (other than (i) the grant of additional equity securities under the Company's existing employee benefit plans, (ii) changes in the number of outstanding Ordinary Shares of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Ordinary Shares outstanding on the date hereof, (iii) as a result of the issuance of Placement Shares, or (iv) any repurchases of capital stock of the Company). All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth in the Registration Statement and Prospectus and this Agreement, there are no agreements or arrangements under which the Company is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Registration Statement and Prospectus, no shares of authorized share capital of the Company are entitled to preemptive rights, rights of first refusal or other similar rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. The Ordinary Shares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities or as set forth in the Registration Statement and the Prospectus, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the Registration Statement and the Prospectus, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or the consummation of the transactions described herein or therein. The Company has filed with the Commission true and correct copies of the Company’s Organizational Documents.

k.            F-3 Eligibility. (i) At the time of the initial effectiveness of the Registration Statement and as of each Applicable Time (as defined in Section 25 below), the Company satisfied and will satisfy the eligibility requirements for use of Form F-3 under the Securities Act, including compliance with General Instructions I.A.1 and I.B.1 of Form F-3, as applicable.

l.             German Residence. Subject to the qualifications and limitations set forth in the Registration Statement and the Prospectus, the Company is, as of the date hereof, a resident of Germany for purposes of the 2012 Convention between the Federal Republic of Germany and the Kingdom of the Netherlands for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and the Company’s Subsidiary Lilium GmbH is and has at all times been resident for tax purposes only in its jurisdiction of incorporation and is and has not been treated as resident in any other jurisdiction for any tax purpose (including any double tax treaty).

m.           No Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the laws of the Netherlands, New York or the United States, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Dutch, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 11 of this Agreement.

n.            Authorization; Enforceability. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Placement Shares in accordance with the terms hereof. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or its shareholders is required. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, fraudulent conveyance or transfer or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

o.            Authorization of Placement Shares. The Placement Shares issuable in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Placement Shares, when issued and sold against payment therefor in accordance with this Agreement (and after receipt of a statement by the Company from an EU licensed (branch of a) bank confirming that on the day of receipt of payment the aggregate USD amount paid is at least equal to the aggregate nominal value in EUR of all Placement Shares to be issued), shall be validly issued and outstanding, fully paid and nonassessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive rights or similar rights and other encumbrances with respect to the issue thereof, and will be registered pursuant to Section 12 of the Exchange Act. The Company shall reserve from its duly authorized capital stock a reasonable estimate of the maximum number of Placement Shares issuable pursuant to this Agreement from time to time. The Placement Shares, when issued, will conform in all material respects to the description thereof set forth in or incorporated by reference into the Prospectus.

p.            No Preferential Rights. Except as otherwise disclosed in the Registration Statement and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in this offering contemplated by this Agreement, except for such rights as have been duly waived.

q.            No Other Sales. Except for the offer and sale of the Ordinary Shares pursuant to this Agreement, none of the Company or any of its Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the offer, issuance and sale by the Company to such investor of any of the such securities under the Act, whether through integration with prior offerings or otherwise. None of the Company, its Subsidiaries, their Affiliates nor any person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause this offering to be integrated with any other offering of securities of the Company.

r.             Independent Public Accountant. To the Company’s knowledge, PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, which has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and the Prospectus, is (i) an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and as required by the Securities Act, the Exchange Act, and the rules of the Public Company Accounting Oversight Board (“PCAOB”), (ii) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company, (iii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act and (iv) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

s.            Material Agreements. Except for contracts filed as an exhibit to the Registration Statement and the Prospectus or the Incorporated Documents, neither the Company nor any Subsidiary of the Company is a party to any contract, agreement or plan, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 20-F (collectively, “Material Agreements”). Each of the Material Agreements described in the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained or incorporated by reference therein. Except as set forth in the Registration Statement and the Prospectus, the Company and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Company or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Company or any of its Subsidiaries nor, to the knowledge of the Company, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would be reasonably expected to have a Material Adverse Effect. Each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Company and/or any of its Subsidiaries and, to the knowledge of the Company, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, fraudulent conveyance or transfer or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

t.             No Litigation. There is no action, lawsuit, complaint, claim, petition, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation (each, an “Action”), by or before any federal, state, provincial, municipal, local, international, supranational or foreign government, governmental authority, regulatory or administrative agency (which for the purposes of this Agreement shall include the Commission), governmental commission, department, board, bureau, agency, court, arbitral tribunal, securities exchange or similar body or instrumentality thereof (each, a “Governmental Authority”) pending or, to the Company’s knowledge, currently threatened against the Company or any of its Subsidiaries or their respective assets or properties (i) other than Actions accurately described in all material respects in the Registration Statement and the Prospectus or the Incorporated Documents and Actions that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under, or consummate the transactions contemplated by, this Agreement or (ii) that are required to be described in the Registration Statement and the Prospectus, and are not so described (unless described in the Incorporated Documents).

u.            No Settlement Agreements. Except as disclosed in the Registration Statement and the Prospectus or the Incorporated Documents, the Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Authority.

v.            Licenses and Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except, in each case, as described in the Registration Statement and the Prospectus.

w.            No Material Defaults. Neither the Company nor any Subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 20-F, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred stock or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

x.            Bankruptcy Laws. Since December 31, 2023, the Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, “Bankruptcy Laws”), nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any Bankruptcy Law. The Company is financially solvent and is generally able to pay its debts as they become due.

y.            Certain Market Activities. Neither the Company nor any of its officers, directors or affiliates, as such term is defined in Rule 12b-2 promulgated under the Exchange Act (“Affiliates”), has, and, to the knowledge of the Company, no person acting on their behalf has, (i) taken, directly or indirectly, any action designed or intended to cause or to result in the stabilization or manipulation of the price of any security of the Company, including any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act), or which caused or resulted in, or which would in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, in each case to facilitate the sale or resale of any of the Placement Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Placement Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

z.             Broker/Dealer Relationships. Neither the Company nor any Subsidiary or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

aa.          No Reliance. The Company has not relied upon B. Riley or legal counsel for B. Riley for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

bb.         Title to Real and Personal Property. The Company and each of its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

cc.          Intellectual Property. The Company and its Subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names and other intellectual property, including any and all registrations, applications for registration, and goodwill associated with any of the foregoing (collectively, “Intellectual Property Rights”) currently employed by them in connection with the business, except where the failure to own, possess, license, have the right to use any of the foregoing would not reasonably be expected to result in a Material Adverse Effect. The Intellectual Property Rights owned by the Company and its Subsidiaries and, to the Company’s knowledge, the Intellectual Property Rights exclusively licensed to the Company and its Subsidiaries, in each case, which are material to the conduct of the business of the Company and its Subsidiaries as described in the Registration Statement and the Prospectus are valid, subsisting and enforceable, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights. Neither the Company nor any of its Subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect. All Intellectual Property Rights owned or purported to be owned by the Company or its Subsidiaries is owned solely by the Company or its Subsidiaries and is owned free and clear of all liens, encumbrances, defects and other restrictions except for liens, encumbrances, defects and restrictions as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. To the Company’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company, except to the extent that the infringement, misappropriation or violation, would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. To the Company’s knowledge, neither the Company nor any of its Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of a third party that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any Subsidiary have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable Subsidiary, and to the Company’s knowledge no such agreement has been breached or violated or such Intellectual Property Rights have been assigned to the Company by applicable law. The Company and its Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret. The Intellectual Property owned by the Company has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. The Company and its Subsidiaries have materially complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such material agreements are, to the Company’s knowledge, in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable steps to protect, maintain and safeguard Intellectual Property owned by the Company, including the execution of appropriate nondisclosure agreements, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and, to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any such agreement except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

dd.          Compliance with Applicable Laws. The business of the Company and the Subsidiaries is presently being conducted in compliance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except for such non-compliance which, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation of any Governmental Authority applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for any such violations which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. There are no statutes, laws, rules, regulations or ordinances of any Governmental Authority, self-regulatory organization or body that are applicable to the Company or any of its Subsidiaries or to their respective businesses, assets or properties that are required to be described in the Registration Statement and the Prospectus that are not described therein as required.

ee.          Environmental Laws. Except as set forth in the Registration Statement and the Prospectus or the Incorporated Documents, the Company and its Subsidiaries (i) are in compliance with all applicable federal, state, local and foreign laws relating to pollution or protection of human health (to the extent relating to exposure to Hazardous Materials, defined below) and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of hazardous or toxic substances or wastes, pollutants or contaminants that are subject to regulation by any governmental authority (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (“Environmental Laws”); (ii) have received all permits, authorizations or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, authorization or approval, except where in the case of each of clause (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have not received notice of any pending or threatened liability under any Environmental Law, except where such notice, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

ff.           Disclosure Controls. Except as otherwise disclosed in the Registration Statement and the Prospectus or the Incorporated Documents, the Company and each of its Subsidiaries have maintained and continue to maintain a system of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

gg.          Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes- Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by it or furnished by it to the Commission during the past 12 months. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Exchange Act Rules 13a-15 and 15d-15.

hh.         Finder's Fees. Except for fees payable by the Company to B. Riley, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, underwriter, investment banker, bank or other person with respect to the sale of Placement Shares contemplated by this Agreement.

ii.            Labor Disputes. Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of their assets or properties is bound by or subject to) any contract with any labor union, and, to the Company’s knowledge, no labor union has requested or has sought to represent any of the employees of the Company or any of its Subsidiaries. There is no strike or other labor dispute involving the Company or any of its Subsidiaries pending, or to the Company’s knowledge, threatened, that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, nor, to the knowledge of the Company, is there any labor organization activity involving the employees of the Company or any of its Subsidiaries. With respect to all current and former persons who have performed services for or on behalf of the Company or any of its Subsidiaries, each of the Company and its Subsidiaries has complied in all material respects with all applicable state and federal equal employment opportunity, wage and hour, compensation and other laws related to employment, including but not limited to, overtime requirements, classification of employees and independent contractors under federal and state laws (including for tax purposes and for purposes of determining eligibility to participate in any Employee Plan (as defined below)), hours of work, leaves of absence, equal opportunity, sexual and other harassment, whistleblower protections, immigration, occupational health and safety, workers’ compensation, and the withholding and payment of all applicable taxes, and there are no material arrears in the payments of wages, unemployment insurance premiums or other similar obligations. There are no material claims, disputes, grievances, or controversies pending or, to the knowledge of the Company, threatened involving any employee or group of employees of the Company or any of its Subsidiaries. There are no material charges, investigations, administrative proceedings or formal complaints of (i) discrimination or retaliation (including discrimination, harassment or retaliation based upon sex, age, marital status, race, national origin, sexual orientation, disability or veteran status), (ii) unfair labor practices, (iii) violations of health and safety laws, (iv) workplace injuries or (v) whistleblower retaliation against the Company or any of its Subsidiaries, in each case that (y) pertain to any current or former employee and (z) have been threatened in writing by such employee or are pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the U.S. Occupational Health and Safety Administration, the Workers Compensation Appeals Board, or any other Governmental Authority.

jj.            Investment Company Act. The Company is not, and as a result of the consummation of the transactions contemplated by this Agreement and the application of the proceeds from the sale of the Placement Shares as set forth in the Registration Statement (and any post-effective amendment thereto) and the Prospectus will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

kk.          Passive Foreign Investment Company. To the Company’s knowledge, based on the current and anticipated value of its assets and the nature and composition of its income and assets, and subject to the qualifications set forth in the Registration Statement and the Prospectus, the Company was not a “passive foreign investment company” within the meaning of Section 1297 of the Code for the taxable year ending December 31, 2023;

ll.            Operations. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code Section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder, of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

mm.        Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), and are required to be described in the Prospectus, which have not been described as required.

nn.         Stock Options. Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such stock option would be considered granted under IFRS and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

oo.          Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with IFRS and are not disclosed in the Registration Statement and the Prospectus or the Incorporated Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries respective businesses since the date of the latest audited financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

pp.          Critical Accounting Policies. The section entitled “Critical Accounting Estimates” incorporated by reference in the Registration Statement and the Prospectus accurately describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions, and an explanation thereof.

qq.          Underwriter Agreements. Other than with respect to this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or standby equity purchase transaction.

rr.            ERISA. Except as set forth in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries is a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which: (i) is subject to Title IV of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Company or any of its ERISA Affiliates (as defined hereafter). Each plan is referred to herein as an “Employee Plan.” An “ERISA Affiliate” of any Person means any other Person which, together with that Person, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. Each Employee Plan has been maintained in material compliance with its terms and the requirements of applicable law. Except as disclosed in the Registration Statement and the Prospectus, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Company or any of its ERISA Affiliates, other than medical benefits required to be continued under applicable law. No “prohibited transaction”(as defined in either Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan; and each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification, except where such occurrence or failure to qualify would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. With respect to each Employee Plan, no Actions (other than routine claims for benefits in the ordinary course of business) are pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions. No Employee Plan is currently under investigation or audit by any Governmental Authority and, to the knowledge of the Company, no such investigation or audit is contemplated or under consideration. Each Employee Plan that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code has been maintained and administered in all material respects in accordance with its terms and in operational and documentary compliance with Section 409A of the Code and all regulations and other applicable regulatory guidance (including notices and rulings) thereunder.

ss.          Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement and the Prospectus or the Incorporated Documents has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

tt.           Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

uu.          Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as, in the Company’s reasonable judgment, are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company.

vv.          No Improper Practices. Neither the Company nor any of its Subsidiaries nor any director or officer, nor, to the knowledge of the Company, any employee, agent, representative or Affiliate or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official of any federal, state or foreign office or candidate for any federal, state or foreign political office) to improperly influence official action or secure an improper advantage (to the extent acting on behalf of or providing services to the Company); (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, authorized, requested, or taken an act in furtherance of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its Subsidiaries and, to the knowledge of the Company, the Company’s Affiliates have conducted their businesses in compliance with the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.K. Bribery Act 2010 and other applicable anti-corruption, anti-money laundering and anti-bribery laws, and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

ww.         Status Under the Securities Act. The Company was an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Shares.

xx.           No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined in Section 25 below), did not, does not and will not, through the completion of the Placement or Placements for which such Issuer Free Writing Prospectus is issued, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by B. Riley specifically for use therein.

yy.          OFAC. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof, nor, to the Company’s knowledge, any employee, agent, Affiliate or representative of the Company, is a person that is, or is majority owned or controlled by a Person that is (i) named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons (collectively, “Sanction Lists”) administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or any similar list of sanctioned persons administered by the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, any individual European Union member state, including the United Kingdom or other relevant sanctions authority, nor (ii) located, organized or resident of the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Sudan or Syria, or any other country (each a “Sanction Country” and collectively, “Sanction Countries”) or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, including the United Kingdom. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds from the sale of the Placement Shares under this Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) to fund or facilitate any activities or business of or with any Person or any Sanctioned Country, or (b) in any other manner that will result in a violation of Sanction Lists by any Person (including any Person participating in the Offering, whether as underwriter, advisor, investor or otherwise). For the past five (5) years, neither the Company nor any of its Subsidiaries have knowingly engaged in, or are now knowingly engaged in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanction Lists or a Sanction Country.

zz.           Taxes. Each of the Company and its Subsidiaries has (a) filed all material foreign, federal, state and local tax returns required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (b) paid all material taxes shown as due and payable on such returns that were filed and has paid all material taxes imposed on or assessed against the Company or such respective Subsidiary. The provisions for taxes payable, if any, shown on the financial statements included or incorporated by reference in the Registration Statement and the Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the Company’s knowledge, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the tax returns or taxes asserted as due from the Company or its Subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries that would be reasonably likely to result in a Material Adverse Effect.

aaa.        Taxation. The statements in the Registration Statement and the Prospectus or the Incorporated Documents under the headings “Taxation” to the extent such statements are statements of, or conclusions with respect to, U.S., Dutch and German tax law are correct in all material respects.

bbb.       Relevant Tax Jurisdiction. Except as disclosed in the Registration Statement and the Prospectus or the Incorporated Documents, (i) under current laws and regulations of the Netherlands or Germany and any political subdivision thereof, all dividends and other distributions declared and payable on the Placement Shares may be paid by the Company to the holder thereof and all amounts payable to the Underwriters pursuant to this Agreement may be paid by the Company to the Underwriters, in United States dollars or euros that may be converted into foreign currency and freely transferred out of euros and (ii) all such payments made to holders thereof or therein or the Underwriters who are non- residents of the Netherlands, Germany or the United States will not be subject to income, withholding or other taxes under laws and regulations of the Netherlands, Germany or the United States or any political subdivision or taxing authority of either the Netherlands, Germany or the United States (the “Relevant Tax Jurisdiction”) and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Relevant Tax Jurisdiction and without the necessity of obtaining any governmental authorization in the Relevant Tax Jurisdiction.

ccc.        Stock Transfer Taxes. On each Settlement Date, no stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable on or in connection with the issuance and sale of the Placement Shares by the Company or the execution and delivery of this Agreement.

ddd.       Withholding Taxes. All payments made by the Company to the Underwriters under this Agreement will not be subject to withholding taxes under the laws and regulations of the Relevant Tax Jurisdictions.

eee.         IT Systems. Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company’s and its Subsidiaries’ information technology (i) assets and equipment, (ii) computers, (iii) systems, (iv) networks, (v) hardware, (vi) software, (vii) websites, (viii) applications, and (ix) databases (collectively, “IT Systems”) operate and perform as required in connection with the operation of the business of the Company as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. Except as disclosed in the Registration Statement and the Prospectus, and except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all Personal Data (defined below) and all other sensitive, confidential or regulated data controlled by the Company and its Subsidiaries in connection with their businesses (“Confidential Data”). “Personal Data” means, to the extent applicable to the Company’s business, any information which would qualify as (i) “personally identifying information” under the Federal Trade Commission Act, as amended; (ii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iii) “personal information” as defined by the California Consumer Privacy Act (“CCPA”) or (iv) any other term of similar import as defined under any Privacy Law. “Privacy Laws” means applicable state and federal data privacy and security laws and regulations, including, to the extent applicable, the CCPA and the GDPR. Except as disclosed in the Registration Statement and the Prospectus, and except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, to the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to any Personal Data controlled by the Company and its Subsidiaries, except for those that have been remedied without cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. Except as disclosed in the Registration Statement and the Prospectus, and except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all Privacy Laws, applicable judgments, orders or rules of any court, arbitrator or governmental or regulatory authority, external policies and contractual obligations, in each case to the extent relating to the privacy and security of IT Systems, Confidential Data, and Personal Data controlled by the Company and its Subsidiaries in connection with their businesses and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification. Except as set forth in the Registration Statement and the Prospectus, and except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its Subsidiaries: (i) has received written notice of any actual or potential violation of any of the Privacy Laws, or has any knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any violation of any Privacy Law; or (iii) is a party to any order or decree that imposes any obligation or liability under any Privacy Law.

fff.           No Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus or the Incorporated Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the Company’s shareholders, the officers or directors of any shareholder of the Company, or any family member or Affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that is required to be disclosed by the Company as a related party transaction pursuant to Item 7 of Form 20-F promulgated under the Act.

Any certificate signed by an officer of the Company and delivered to B. Riley or to counsel for B. Riley pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to B. Riley as to the matters set forth therein.

7.            Covenants of the Company. The Company covenants and agrees with B. Riley that:

a.            Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Shares is required to be delivered by B. Riley under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify B. Riley promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than documents incorporated by reference or supplements not related to any Placement, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Company will prepare and file with the Commission, promptly upon B’ Riley's request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of the Company's legal counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by B. Riley (provided, however, that the failure of B. Riley to make such request shall not relieve the Company of any obligation or liability hereunder, or affect B. Riley's right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy B. Riley shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus (other than an amendment or supplement relating to an offering of the Company’s securities that is unrelated to the offering of the Placement Shares) relating to the Placement Shares (other than an Incorporated Document) unless a copy thereof has been submitted to B. Riley within a reasonable period of time before the filing and B. Riley has not reasonably objected thereto in writing within a reasonable period of time following receipt of such by B. Riley (provided, however, that (A) the failure of B. Riley to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect B. Riley's right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide B. Riley any advance copy of such filing or to provide B. Riley an opportunity to object to such filing if the filing does not name B. Riley or does not relate to the transaction herein provided; and provided, further, that the only remedy B. Riley shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to B. Riley at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company's reasonable opinion or reasonable objections, shall be made exclusively by the Company).

b.            Notice of Commission Stop Orders. The Company will advise B. Riley, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise B. Riley promptly after it receives any request by the Commission for any amendments to the Registration Statement related to the Placement Shares or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus related to the Placement Shares or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, in each case, related to the Placement Shares.

c.            Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Company has omitted any information from the Registration Statement pursuant to Rule 430B under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430B and to notify B. Riley promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify B. Riley to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company.

d.            Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as B. Riley reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process, or subject itself to taxation in any jurisdiction if it is not otherwise so subject.

e.            Delivery of Registration Statement and Prospectus. The Company will furnish to B. Riley and its counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as B. Riley may from time to time reasonably request and, at B. Riley's request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to B. Riley to the extent such document is available on EDGAR.

f.             Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act. B. Riley and the Company acknowledge and agree that the Company's ordinary, timely-filed periodic filings with the Commission pursuant to the Exchange Act may be used to satisfy this obligation to the extent consistent with the requirements set forth herein.

g.            Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

h.            Notice of Other Sales. Without the prior written consent of B. Riley, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares, warrants or any rights to purchase or acquire, Ordinary Shares during the period beginning on the date on which any Agency Placement Notice or Commitment Advance Notice is delivered to B. Riley hereunder and ending on the first (1st) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice or Commitment Advance Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other underwritten “at the market” transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares, warrants or any rights to purchase or acquire, Ordinary Shares prior to the termination of this Agreement; provided, however, that such restrictions will not apply in connection with the Company’s issuance or sale of (i) Ordinary Shares, options to purchase Ordinary Shares or Ordinary Shares issuable upon the exercise, vesting or settlement of options, restricted stock units or other equity awards, pursuant to any stock option, or benefits plan or other employee compensation plan, stock ownership plan or dividend reinvestment plan (but not Ordinary Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented; (ii) Ordinary Shares, or securities exercisable for Ordinary Shares, issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, or otherwise issuable pursuant to obligations existing as of the date hereof, and disclosed in filings by the Company available on EDGAR or otherwise in writing to B. Riley, (iii) Ordinary Shares, or securities convertible into, exchangeable or exercisable for Ordinary Shares, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Ordinary Shares hereby, (iv) Ordinary Shares, or securities convertible into or exercisable for Ordinary Shares, in connection with any acquisition, strategic investment, commercial transaction or other similar transaction (including any joint venture, strategic alliance or partnership) and (v) Ordinary Shares issuable upon conversion of the Company’s class B ordinary shares, nominal value €0.03. Notwithstanding the foregoing provisions, nothing herein shall be construed to restrict the Company’s ability, or require the consent of B. Riley, to file a registration statement under the Securities Act.

i.             Change of Circumstances. The Company will, at any time during which any Agency Transaction or Principal Transaction, as applicable, is pending, and has not been suspended or terminated by the Company in accordance with this Agreement or a Commitment Advance Notice, as applicable, advise B. Riley promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to B. Riley pursuant to this Agreement or any Commitment Advance Notice.

j.             Due Diligence Cooperation. During the term of this Agreement, on a quarterly basis, the Company will cooperate with any reasonable due diligence review conducted by B. Riley or its representatives in connection with the transactions contemplated hereby or by any Commitment Advance Notice, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company's principal offices, as B. Riley may reasonably request.

k.            Periodic Reports. To the extent required by applicable law, rule or regulation, promptly following the end of each quarterly period, the Company shall disclose in its annual report on Form 20-F or in a report on Form 6-K filed by the Company for any quarter the number of Placement Shares sold by or through B. Riley under this Agreement and the Net Proceeds received by the Company with respect to such sale or, to the extent required by applicable law and/or interpretations of the Commission, the Company shall disclose such information in a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act.

1.            Representation Dates; Certificate. Each time during the term of this Agreement that the Company:

(i)              amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Shares) the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii)             files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended audited financial information or a material amendment to the previously filed Form 20-F);

(iii)            files a report on Form 6-K under the Exchange Act containing quarterly financial statements, including the Company’s financial results as of and for the six months ended June 30; or

(iv)           files a report on Form 6-K under the Exchange Act containing amended financial statements (other than information “furnished”).

(Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date.”)

the Company shall furnish B. Riley (but in the case of clause (iv) above only if B. Riley reasonably determines that the information contained in such Form 6-K is material and informs the Company of such determination in writing) with a certificate, in the form attached hereto as Exhibit 7(1). The requirement to provide a certificate under this Section 7(1) shall be waived for any Representation Date occurring at a time at which no Agency Transaction or Principal Transaction is pending, which waiver shall continue until the earlier to occur of the date the Company delivers an Agency Placement Notice hereunder or enters into a Commitment Advance Notice (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its annual report on Form 20-F. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide B. Riley with a certificate under this Section 7(1) and the Company then delivers a Commitment Advance Notice or an Agency Placement Notice, the Company shall provide B. Riley with a certificate, in the form attached hereto as Exhibit 7(1), dated (i) with respect to any Agency Transaction, the date of the Agency Transaction Notice and (ii) with respect to any Principal Transaction, the date of the Commitment Advance Notice.

m.            Legal Opinion. On or prior to the date of the first Agency Placement Notice given hereunder, the Company shall cause to be furnished to B. Riley a written opinion and a negative assurance letter of Freshfields Bruckhaus Deringer US LLP (“Company Counsel”), or other counsel reasonably satisfactory to B. Riley, each in form and substance reasonably satisfactory to B. Riley. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(1) other than the date of this Agreement and for which no waiver is applicable, the Company shall cause to be furnished to B. Riley a negative assurance letter of Company Counsel in form and substance reasonably satisfactory to B. Riley; provided, however, the Company shall be required to furnish to B. Riley no more than one opinion of each firm hereunder per half-year period (unless the Company is furnishing quarterly financial statements on Form 6-K); and provided further, that, in lieu of such negative assurance for subsequent periodic filings under the Exchange Act, counsel may furnish B. Riley with a letter (a “Reliance Letter”) to the effect that B. Riley may rely on the negative assurance letter previously delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter). Company Counsel shall not be required to deliver a negative assurance letter unless a comfort letter is simultaneously delivered.

n.            Dutch Counsel Legal Opinion. On or prior to the date of the first Agency Placement Notice given hereunder, the Company shall cause to be furnished to B. Riley a written opinion of Freshfields Bruckhaus Deringer LLP, or other Dutch counsel reasonably satisfactory to B. Riley, in form and substance reasonably satisfactory to B. Riley.

o.            Comfort Letter. (i) On or prior to the date of the first Agency Placement Notice given hereunder and (ii) thereafter, within five (5) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(1) other than the date of this Agreement, and for which no waiver is applicable, the Company shall cause its independent accountants to furnish B. Riley letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(o). The Comfort Letter from the Company's independent accountants shall be in a form and substance reasonably satisfactory to B. Riley, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. For the avoidance of doubt, Comfort Letters should not require “negative assurance” if such negative assurance cannot be provided in accordance with customary comfort letter practice.

p.            Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or (ii) sell, bid for, or purchase Ordinary Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than B. Riley.

q.            Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, which is required to register under the Investment Company Act.

r.            No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and B. Riley in its capacity as agent hereunder pursuant to Section 23, neither of B. Riley nor the Company (including its agents and representatives, other than B. Riley in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

s.            Sarbanes-Oxley Act. The Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in accordance with IFRS, (iii) provide reasonable assurance that receipts and expenditures of the Company are being made only in accordance with management’s and the Company’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company will use commercially reasonable efforts to maintain disclosure controls and procedures that comply with the requirements of the Exchange Act.

8.            Representations and Covenants of B. Riley. B. Riley represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which B. Riley is exempt from registration or such registration is not otherwise required. B. Riley shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required, during the term of this Agreement. B. Riley shall comply with all applicable law and regulations in connection with the transactions contemplated by this Agreement and any Commitment Advance Notice, including the issuance and sale through B. Riley of the Placement Shares.

9.            Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement and any Commitment Advance Notice, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as B. Riley shall deem reasonably necessary, (ii) the printing and delivery to B. Riley of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to B. Riley, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to B. Riley, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the reasonable and documented out-of-pocket fees and disbursements of counsel to B. Riley (x) not to exceed $110,000 in connection with the execution of this Agreement, and (y) not to exceed $10,000 per calendar quarter thereafter in connection with updates at the time of Representation Dates; (vi) the fees and expenses of the transfer agent and registrar for the Ordinary Shares, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (viii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange. The parties further agree that, except to the extent expressly provided in this Section 9 and Section 11 hereof, B. Riley shall pay all of its own costs and expenses, including fees of its counsel.

10.          Conditions to B. Riley's Obligations. The obligations of B. Riley hereunder with respect to an Agency Placement or pursuant to any Commitment Advance Notice will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specified date or time), to the due performance in all material respects by the Company of its obligations hereunder, to the completion by B. Riley of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing reasonable satisfaction (or waiver by B. Riley in its sole discretion) of the following additional conditions:

a.            Registration Statement Effective. The Registration Statement shall have become and shall remain effective and shall be available for the sale of all Placement Shares contemplated to be issued pursuant to the applicable Agency Placement Notice or Commitment Advance Notice.

b.            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a threat made in writing to initiate, any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any material Incorporated Document so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or any material Incorporated Document, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c.            No Misstatement or Material Omission. B. Riley shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in B. Riley's reasonable opinion is material, or omits to state a fact that in B’ Riley's reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d.            Material Changes. Subsequent to the delivery of the applicable Agency Placement Notice, in the case of any Agency Transaction, or subsequent to the execution of the applicable Commitment Advance Notice, in the case of any Principal Transaction, except as contemplated in the Prospectus, or disclosed in the Company's reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that would cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company's securities (other than asset backed securities) by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (a “Rating Organization”), or a public announcement by any Rating Organization that it has under surveillance or review its rating of any of the Company's securities (other than asset backed securities), the effect of which, in the case of any such action by a Rating Organization described above, in the reasonable judgment of B. Riley (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

e.           Company Counsel Legal Opinion. B. Riley shall have received the opinion and negative assurance letter of Company Counsel required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinion and negative assurance letter are required pursuant to Section 7(m).

f.             B. Riley Counsel Legal Opinion. B. Riley shall have received from O’Melveny & Myers LLP, counsel for B. Riley, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinion is required pursuant to Section 7(m), with respect to such matters as B. Riley may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for enabling them to pass upon such matters.

g.            Comfort Letter. B. Riley shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such letter is required pursuant to Section 7(o).

h.            Representation Certificate. B. Riley shall have received the certificate required to be delivered pursuant to Section 7(1) on or before the date on which delivery of such certificate is required pursuant to Section 7(1).

i.             Secretary's Certificate. On or prior to the first Representation Date, B. Riley shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance reasonably satisfactory to B. Riley and its counsel.

j.             No Suspension. In the case of an Agency Transaction, from the time of delivery of the applicable Agency Placement Notice until the applicable Agency Settlement Date and, in the case of a Principal Transaction pursuant to a Commitment Advance Notice, from the time and execution and delivery of the Commitment Advance Notice until the applicable Principal Settlement Date, trading in the Ordinary Shares shall not have been suspended on the Exchange and the Ordinary Shares shall not have been delisted from the Exchange.

k.            Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(1), the Company shall have furnished to B. Riley such appropriate further information, certificates and documents as B. Riley may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

l.             Securities Act Filings Made. All filings with the Commission with respect to the Placement Shares required by Rule 424 under the Securities Act shall have been filed prior to the issuance of any Agency Placement Notice or Commitment Advance Notice hereunder and, to the extent required by applicable law, the Company shall have filed a prospectus supplement or a supplement to a prospectus supplement in connection with any Principal Transaction pursuant to a Commitment Advance Notice within the applicable time period prescribed for such filing by Rule 424.

m.           Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Agency Placement Notice or Commitment Advance Notice.

n.            Market Capitalization. The market capitalization of the Company shall not be below $200 million at the time of issuance of any Agency Placement Notice or Commitment Advance Notice.

o.            No Termination Event. There shall not have occurred any event that would permit B. Riley to terminate this Agreement pursuant to Section 13(a).

11.          Indemnification and Contribution.

(a)           Company Indemnification. The Company agrees to indemnify and hold harmless B. Riley, its partners, members, directors, officers, employees and agents and each person, if any, who controls B. Riley within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)              against any and all loss, liability, claim, damage and reasonable and documented out-of-pocket expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)             against any and all loss, liability, claim, damage and reasonable and documented out-of-pocket expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)            against any and all expense whatsoever, as reasonably incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by B. Riley expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b)          Indemnification by B. Riley. B. Riley agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section ll(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to B. Riley and furnished to the Company in writing by B. Riley expressly for use therein.

(c)           Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable, documented and actual costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or B. Riley, the Company and B. Riley will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than B. Riley, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and B. Riley may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and B. Riley on the other hand. The relative benefits received by the Company on the one hand and B. Riley on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Agency Placement Shares and Aggregate Commitment Advance Amount from the sale of the Principal Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by B. Riley (before deducting expenses) from the sale or purchase of Placement Shares on behalf of or from the Company, as applicable. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and B. Riley, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or B. Riley, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and B. Riley agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), B. Riley shall not be required to contribute any amount in excess of the commissions received by it under this Agreement, including any Commitment Advance Notice, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of B. Riley, will have the same rights to contribution as that party, and each officer who signed the Registration Statement and director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12.          Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and the covenants, warranties and representations of the Company herein or in certificates delivered pursuant hereto shall remain in full force and effect as of their respective dates regardless of any investigation made by or on behalf of B. Riley, or any person who controls B. Riley within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of B. Riley or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement and the sale and delivery of the Placement Shares. The Company and B. Riley agree promptly to notify the other of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Placement Shares, or in connection with the Registration Statement, any Issuer Free Writing Prospectus, or the Prospectus.

13.          Termination.

a.            B. Riley may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus or the Incorporated Documents, any Material Adverse Effect, or any development that would have a Material Adverse Effect that, in the sole reasonable judgment of B. Riley, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of B. Riley, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Ordinary Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the- counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If B. Riley elects to terminate this Agreement as provided in this Section 13(a), B. Riley shall provide the required notice as specified in Section 14 (Notices).

b.            In the case of any purchase by B. Riley pursuant to a Commitment Advance Notice, the obligations of B. Riley pursuant to such Commitment Advance Notice shall be subject to termination by B. Riley at any time prior to or at the applicable Principal Settlement Date if since the time of execution of the Commitment Advance Notice or the respective dates as of which information is given in the Registration Statement or the Prospectus or the Incorporated Documents, (i) there has been any Material Adverse Effect; or (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares; or (iii) (A) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Exchange, or (B) if trading generally on the Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by such system or by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities. If B. Riley elects to terminate this Agreement as provided in this Section 13(b), B. Riley shall promptly provide the required notice as specified in Section 14 (Notices)

c.            B. Riley shall have the right, by giving five (5) days' notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. Nothing in this Section 13(c) shall limit the ability of the Company to suspend offers and sales of Placement Shares pursuant to the provisions of Section 4.

d.            The Company shall have the right, by giving five (5) days' notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. Nothing in this Section 13(d) shall limit the ability of the Company to suspend offers and sales of Placement Shares pursuant to the provisions of Section 4.

e.            Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through B. Riley on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

f.            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), (d) or (e)above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to B. Riley for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by B. Riley under this Agreement, including any Commitment Advance Notice.

g.            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by B. Riley or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement, including any Commitment Advance Notice.

14.          Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to B. Riley, shall be delivered to:

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Attention:            General Counsel

Telephone:           (212) 457-9947

Email:                    atmdesk@brileyfin.com

with a copy to:

O’Melveny & Myers LLP

1301 Avenue of the Americas

New York, NY 10019

Attention:      Jeeho Lee

Telephone:    (212) 326-2266

Email:              jeeholee@omm.com

and if to the Company, shall be delivered to:

Lilium N.V.

c/o Lilium Aviation Inc.

2385 N.W. Executive Center Drive

Boca Raton, Florida 33431

Attention:      Roger Franks

Telephone:    (561)-267-2909

Email:              roger.franks@lilium.com; legal@lilium.com

with a copy to:

Freshfields Bruckhaus Deringer US LLP

3 World Trade Center

175 Greenwich Street

New York, NY 10007

Attention:      Valerie Ford Jacob; Michael Levitt

Telephone:    (212) 284-4926

Email:              valerie.jacob@freshfields.com; michael.levitt@freshfields.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

15.          Successors and Assigns. This Agreement and any Commitment Advance Notice shall inure to the benefit of and be binding upon the Company and B. Riley and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement or any Commitment Advance Notice shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement or any Commitment Advance Notice, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement or any Commitment Advance Notice. Any investigation that B. Riley makes into the business, assets, liabilities, results of operations, financial condition, financial statements, or management and board of directors of the Company shall be for B. Riley’s own information and benefit and not for the benefit of any other third party. Neither the Company nor B. Riley may assign its rights or obligations under this Agreement or any Commitment Advance Notice without the prior written consent of the other party.

16.          Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement or any Commitment Advance Notice shall be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected with respect to the Placement Shares.

17.          Entire Agreement; Amendment; Severability. This Agreement or any Commitment Advance Notice (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and B. Riley. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement or any Commitment Advance Notice.

18.          GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT AND ANY COMMITMENT ADVANCE NOTICE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY AND B. RILEY EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY COMMITMENT ADVANCE NOTICE.

19.          CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY OR BY ANY COMMITMENT ADVANCE NOTICE, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20.          Use of Information. B. Riley may not use or disclose to any third party or otherwise any information gained in connection with this Agreement or any Commitment Advance Notice and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved in writing by the Company in its sole discretion.

21.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or any Commitment Advance Notice by one party to the other may be made by facsimile transmission or email of a .pdf attachment.

22.          Effect of Headings. The section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23.          Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of B. Riley, which consent shall not be unreasonably withheld, conditioned or delayed, and B. Riley represents, warrants and agrees that, unless it obtains the prior consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by B. Riley or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses.

24.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a.            B. Riley is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement, including any Principal Transaction, and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and B. Riley, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not B. Riley has advised or is advising the Company on other matters, and B. Riley has no obligation to the Company with respect to the transactions contemplated by this Agreement, including any Principal Transaction, except the obligations expressly set forth in this Agreement, including any Commitment Advance Notice;

b.            it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement or any Commitment Advance Notice;

c.            B. Riley has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, including any Commitment Advance Notice, and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d.            it is aware that B. Riley and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and B. Riley has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e.            it waives, to the fullest extent permitted by law, any claims it may have against B. Riley for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and any Commitment Advance Notice and agrees that B. Riley shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of B. Riley's obligations under this Agreement and any Commitment Advance Notice and to keep information provided by the Company to B. Riley and its counsel confidential to the extent not otherwise publicly-available.

25.          Definitions. As used in this Agreement and any Commitment Advance Notice, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement and any Commitment Advance Notice.

"Company’s knowledge,” “knowledge of the Company” and similar expressions mean the actual knowledge, after reasonable inquiry, of an executive officer of the Company as of the date of which the expression relates.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g) under the Securities Act.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement and any Commitment Advance Notice to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement and any Commitment Advance Notice to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement and any Commitment Advance Notice to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by B. Riley outside of the United States.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company and B. Riley, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and B. Riley.

Very truly yours,

LILIUM N.V.

By:	/s/ Klaus Roewe
	Name:	Klaus Roewe
	Title:	Chief Executive Officer

ACCEPTED as of the date first-above written:

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
	Name:	Patrice McNicoll
	Title:	Co-Head of Investment Banking

SCHEDULE 1

FORM OF AGENCY PLACEMENT NOTICE

From:	Lilium N.V.

To:	B. Riley Securities, Inc.

Attention:	[•]

Subject:	At Market Issuance—Agency Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement between Lilium N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”), and B. Riley Securities, Inc. (the “B. Riley”), dated July 26, 2024, the Company hereby requests that B. Riley sell up to [•] $[•] [[•]% of the average daily trading volume] of the Company's Ordinary Shares, nominal value €0.01 per share, at a minimum market price of $[•] per share, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

Compensation

The Company shall pay to B. Riley in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to 5.0% of the gross proceeds from each sale of Principal Placement Shares and an amount equal to 3.0% of the gross proceeds from each sale of Agency Placement Shares.

SCHEDULE 2(b)

Form of Commitment Advance Notice

LILIUM N.V.

COMMITMENT ADVANCE NOTICE

[•], 20[•]

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Ladies & Gentlemen:

Lilium N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”), proposes, subject to the terms and conditions stated herein and in the At Market Issuance Agreement, dated July 26, 2024 (the “Sales Agreement”), between the Company and B. Riley Securities, Inc. (“B. Riley”), to issue and sell to B. Riley the securities specified in the Schedule hereto (the “Purchased Securities”) at any time after the date first above written (the “Commencement Date”) pursuant to the terms and conditions in the Schedule. Unless otherwise defined below, terms defined in the Sales Agreement shall have the same meanings when used herein.

Each of the provisions of the Sales Agreement not specifically related to the solicitation by B. Riley, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Commitment Advance Notice to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Commitment Advance Notice and the Settlement Date set forth in the Schedule hereto (unless such representation or warranty specifies a different date or time, then as of such date or time).

Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to B. Riley, and B. Riley agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Sales Agreement or this Commitment Advance Notice to the contrary, the Company consents to B. Riley trading in the Ordinary Shares for B. Riley’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Commitment Advance Notice.

Schedule to Commitment Advance Notice

DEFINED TERMS

For purposes of this Commitment Advance Notice, in addition to the defined terms specified in the At Market Issuance Sales Agreement, the following capitalized terms shall have the meanings ascribed to them below:

“Aggregate Commitment Advance Amount” means $33 million, which is the maximum aggregate Commitment Advance Purchases which may be executed under this Commitment Advance Notice; provided, that if the Company files an additional Registration Statement that is declared effective and files a Prospectus Supplement covering the issuance of additional Placement Shares, then the Aggregate Commitment Advance Amount shall be increased by the amount covered by such Prospectus Supplement up to $100 million; provided further, however, in no event shall the total amount of Placement Shares issued under the At Market Issuance Sales Agreement exceed the Maximum Amount.

“Bloomberg” means Bloomberg, L.P.

“Closing Sale Price” means, for the Ordinary Shares as of any date, the last closing trade price for the Ordinary Shares on the Trading Market (or, if the Ordinary Shares is then listed on an Eligible Market, on such Eligible Market), as reported by Bloomberg, or, if the Trading Market (or such Eligible Market, as applicable) begins to operate on an extended hours basis and does not designate the closing trade price for the Common Stock, then the last trade price for the Common Stock prior to 4:00 p.m., New York City time, as reported by Bloomberg. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

“Commitment Advance Notice Date” means the Trading Day on which B. Riley timely receives, (A) after 6:00 a.m., New York City time, and (B) prior to 9:00 a.m., New York City time, on such Trading Day, a valid Commitment Advance Notice for a Commitment Advance Purchase subject to the conditions precedent contained in the Agreement.

“Commitment Advance Purchase” means a principal purchase by B. Riley pursuant to this Commitment Advance Notice.

“Commitment Advance Purchase Amount” means the number or dollar value of Principal Placement Shares specified in the applicable Commitment Advance Notice.

“Commitment Advance Purchase Period Commencement Time” means with respect to an Commitment Advance Purchase, the time that is B. Riley’s timely receipt from the Company of the applicable Commitment Advance Notice for such Commitment Advance Purchase.

“Commitment Advance Purchase Period” means the period, beginning at the applicable Commitment Advance Purchase Commencement Time and ending at the applicable Commitment Advance Purchase Ending Time for such Commitment Advance Purchase.

“Commitment Advance Purchase Period Ending Time” means 3:59 p.m., New York City time, on the date of the applicable Commitment Advance Notice Date for a Commitment Advance Purchase, or such earlier time publicly announced by the Trading Market as the official close of the primary (or “regular”) trading session on the Company’s trading market on such date.

“Commitment Advance Purchase Price” means the purchase price per Ordinary Share to be purchased by B. Riley for a Commitment Advance Purchase, equal to the product of (A) 0.95, multiplied by (B) the arithmetic average of the daily VWAP for the applicable Commitment Advance Purchase Period (excluding the opening and closing prices).

“Eligible Market” means The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE or the NYSE American (or any nationally recognized successor to any of the foregoing).

“Maximum Commitment Advance Purchase Amount” means $500,000; provided however only one Commitment Advance Purchase may be requested per day. Notwithstanding the forgoing, the aggregate Commitment Advance Purchases in a calendar week, inclusive of any sales of Agency Placement Shares in Agency Transactions pursuant to the At Market Issuance Sales Agreement, shall not exceed $2,500,000. For the avoidance of doubt, the maximum principal obligation of B. Riley hereunder is conditioned only upon the issuance of the Principal Placement Shares in accordance with the contractual terms of this provision and shall accrete over time with each Commitment Advance Notice issued under this Agreement such that at any instance in time under this Agreement the total accrued obligations of B. Riley as of any Commitment Advance Notice Date is the aggregate sum of all Commitment Advance Purchases made by B. Riley hereunder less the total amount of Principal Placement Shares sold by B. Riley prior to such date.

“Purchase Date” means the date upon which the Commitment Advance Purchase Period Ending Time occurs.

“Sale Price” means any trade price for a share of Common Stock on the Trading Market, or if the Ordinary Shares are then traded on an Eligible Market, on such Eligible Market, as reported by Bloomberg.

“Trading Market” means The Nasdaq Global Select Market (or any nationally recognized successor thereto).

COMMITMENT ADVANCE PURCHASES

On any Commitment Advance Notice Date, subject to the satisfaction of all of the applicable conditions set forth in the At Market Issuance Sales Agreement, B. Riley is obligated to accept each Commitment Advance Notice prepared and delivered by the Company in accordance with the terms of this Agreement. The Company shall have the right, but not the obligation, to direct B. Riley, by its timely delivery to B. Riley of a Commitment Advance Notice for a Commitment Advance Purchase on the applicable Commitment Advance Notice Date therefor, to purchase a specified Commitment Advance Purchase Amount, which shall not exceed the applicable Maximum Commitment Advance Purchase Amount, at the applicable Commitment Advance Purchase Price therefor as calculated during Commitment Advance Purchase Period in accordance with this Agreement (each such purchase, a “Commitment Advance Purchase”). The Company may timely deliver to B. Riley a Commitment Advance Notice for a Commitment Advance Purchase on any Trading Day selected by the Company as the Purchase Date for such Commitment Advance Purchase, so long as all Principal Placement Shares subject to all prior Commitment Advance Purchases pursuant to this Agreement have been received by B. Riley via DTC through its Deposit/Withdrawal at Custodian (“DWAC”) delivery system (“DWAC Shares”) prior to the Company’s delivery to B. Riley of such Commitment Advance Notice for such Commitment Advance Purchase on such Purchase Date.

If the Company delivers any Commitment Advance Notice directing B. Riley to purchase a Commitment Advance Purchase Amount in excess of either (x) the applicable Maximum Commitment Advance Purchase Amount, (y) the Maximum Amount, or (z) the Aggregate Commitment Advance Amount that the Company is then permitted to include in such Commitment Advance Notice, such Commitment Advance Notice shall be void ab initio to the extent of the amount by which the Commitment Advance Purchase Amount set forth in such Commitment Advance Notice exceeds the (x) Maximum Commitment Advance Purchase Amount, (y) the Maximum Amount, or (z) the Aggregate Commitment Advance Amount, and B. Riley shall have no obligation to purchase, and shall not purchase, such excess Principal Placement Shares pursuant to such Commitment Advance Notice. At or prior to 5:30 p.m., New York City time, on the Purchase Date for each Commitment Advance Purchase, B. Riley shall provide to the Company, by email correspondence to each of the individual notice recipients of the Company set forth in the applicable Commitment Advance Notice, a written confirmation for such Commitment Advance Purchase, setting forth (i) the number of Principal Placement Shares purchased, (ii) the number of Ordinary Shares traded on the Purchase Date, (iii) the applicable Commitment Advance Purchase Price per Share to be paid by B. Riley for the Principal Placement Shares purchased by B. Riley in such Commitment Advance Purchase, (iv) the applicable daily VWAP used to calculate the Commitment Advance Purchase Price as reported by Bloomberg L.P. (or, if not reported on Bloomberg L.P., another reporting service reasonably agreed to by the parties), (v) the total aggregate Commitment Advance Purchase Price to be paid by B. Riley for the total Commitment Advance Purchase Amount purchased by B. Riley in such Commitment Advance Purchase and (vi) a written confirmation that B. Riley shall hold such total aggregate Commitment Advance Purchase Price in escrow for the sole benefit and at the instruction of the Company, with such amount to be delivered to the Company in accordance with the applicable Commitment Advance Notice.

Notwithstanding the foregoing, the Company shall not deliver any Commitment Advance Notices to B. Riley during any period in which it is not permitted to make sales of Placement Shares under the At Market Issuance Sales Agreement.

SETTLEMENT

The Principal Placement Shares constituting the applicable Commitment Advance Purchase Amount purchased by B. Riley in each Commitment Advance Purchase shall be delivered to B. Riley as DWAC Shares not later than 12:00 p.m., New York City time, on the Trading Day immediately following the Purchase Date for such Commitment Advance Purchase (the “Purchase Share Delivery Date”). For each Commitment Advance Purchase, B. Riley shall pay to the Company an amount in cash equal to the product of (1) the total number of Principal Placement Shares purchased by B. Riley in such Commitment Advance Purchase and (2) the applicable Commitment Advance Purchase Price for such Principal Placement Shares, as full payment for such Principal Placement Shares purchased by B. Riley in such Commitment Advance Purchase, via wire transfer of immediately available funds, not later than 5:00 p.m., New York City time, on the Trading Day immediately following the applicable Purchase Share Delivery Date for such Commitment Advance Purchase, provided B. Riley shall have timely received, as DWAC Shares, all of such Principal Placement Shares purchased by B. Riley in such Commitment Advance Purchase on such Purchase Share Delivery Date in accordance with the first sentence of this section, or, if any of such Principal Placement Shares are received by B. Riley after 1:00 p.m., New York City time, then the Company’s receipt of such funds in its designated account may occur on the Trading Day next following the Trading Day on which B. Riley shall have received all of such Principal Placement Shares as DWAC Shares, but not later than 5:00 p.m., New York City time, on such next Trading Day. If the Company or its transfer agent shall fail for any reason to deliver to B. Riley, as DWAC Shares, any Principal Placement Shares purchased by B. Riley in a Commitment Advance Purchase prior to 12:00 p.m., New York City time, on the Trading Day immediately following the applicable Purchase Share Delivery Date for such Commitment Advance Purchase, and if on or after such Trading Day B. Riley purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by B. Riley of such Principal Placement Shares that B. Riley anticipated receiving from the Company on such Purchase Share Delivery Date in respect of such Commitment Advance Purchase, then the Company shall, within one (1) Trading Day after B. Riley’s request, either (i) pay cash to B. Riley in an amount equal to B. Riley’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to B. Riley such Principal Placement Shares as DWAC Shares and pay cash to B. Riley in an amount equal to the excess (if any) of the Cover Price over the total purchase price paid by B. Riley pursuant to this Agreement for all of the Principal Placement Shares purchased by B. Riley in such Commitment Advance Purchase. The Company shall not issue any fraction of an Ordinary Share to B. Riley in connection with any Commitment Advance Purchase effected pursuant to this Agreement. If the issuance would result in the issuance of a fraction of an Ordinary Share, the Company shall round such fraction of an Ordinary Share down to the nearest whole share. All payments to be made by B. Riley pursuant to this Agreement shall be made by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice to B. Riley in accordance with the provisions of this Agreement.

COMPLIANCE

The Company shall not issue or sell any Ordinary Shares pursuant to this Commitment Advance Notice if such issuance or sale would reasonably be expected to result in (A) a violation of the Securities Act or (B) a breach of the rules of the Trading Market (or any applicable Eligible Market). The provisions of this section shall be implemented in a manner otherwise than in strict conformity with the terms of this section only if necessary to ensure compliance with the Securities Act and the applicable rules of the Trading Market. The Company shall not issue or sell any Ordinary Shares in excess of the Maximum Amount.

CONDITIONS

The Company’s right to deliver any Commitment Advance Notices to B. Riley is conditioned on: (i) the Registration Statement with respect to the Ordinary Shares covered by such Commitment Advance Notice shall be effective; (ii) trading in the Ordinary Shares on the Trading Market shall not be suspended by the Trading Market or the SEC, (iii) the Ordinary Shares shall not have been delisted from the Trading Market (unless immediately thereafter listed on an Eligible Market), (iv) the Company shall not have failed to deliver Ordinary Shares to B. Riley on the applicable Principal Settlement Date on which B. Riley was entitled to receive such shares, (v) the Company’s representations and warranties shall be true and correct in all material respects, and the Company shall have performed all of its covenants required to be performed at or prior to the applicable time; and (viii) the satisfaction of all applicable conditions precedent and requirements set forth in the At Market Issuance Agreement.

SCHEDULE3

Notice Parties

The Company

Johan Malmqvist	johan.malmqvist@lilium.com

Rama Bondada	rama.bondada@lilium.com

Stephan Seemann	stephan.seemann@lilium.com

Alexander Scherhag	alexander.scherhag@lilium.com

Bradley Pearson	bradley.pearson@lilium.com

B. Riley Securities

Matthew Feinberg	mfeinberg@brileyfin.com

Patrice McNicoll	pmcnicoll@brileyfin.com

Keith Pompliano	kpompliano@brileyfin.com

Scott Ammaturo	sammaturo@brileyfin.com

with a copy to atmdesk@brileyfin.com

EXHIBIT 7(l)

Form of Representation Date Certificate

___________, 20__

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(1) of the At Market Issuance Sales Agreement (the “Agreement”), dated [•], 2024, and entered into between Lilium N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”) and B. Riley Securities, Inc. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The Company hereby certifies as follows:

1.            As of the date of this Certificate (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading for this paragraph 1 to be true.

2.            Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects, except for those representations and warranties that speak solely as of a specific date and that were true and correct as of such date.

3.            Except as waived by B. Riley in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4.            Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect.

5.            No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6.            No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Shares under the securities or Blue Sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Company's knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

Company Counsel is entitled to rely on this Certificate in connection with the opinion and negative assurance letter that it is rendering to the Agent.

The undersigned has executed this Representation Date Certificate as of the date first written above.

LILIUM N.V.

By:
Name:
Title:

EXHIBIT 23

Permitted Issuer Free Writing Prospectuses

None.